SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2002

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

7722 State Road 544 East, Suite 205, Winter Haven, FL (Address of principal executive offices)	33881 (Zip Code)

Registrant’s telephone number, including area code: (863) 419-0833

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE
January 2, 2003 Press Release

Item 2.  Acquisition or Disposition of Assets.

     On December 31, 2002, effective at the close of business, CenterState Banks of Florida, Inc. (the “Company”), closed the merger of CenterState Bank of Florida (the “Bank”) with and into a wholly owned subsidiary of the Company. The merger transaction has been accounted for under the purchase method of accounting. As a result of the merger, the 1,000,000 outstanding shares of Bank common stock were converted into an aggregate of 536,310 shares of Company common stock (on the basis of 0.53631 of a share of Company common stock for each share of Bank common stock), plus an aggregate of $2.4 million (on the basis of $2.40 for each share of Bank common stock). As a result of the merger, the outstanding shares of Company common stock consist of an aggregate of 3,362,068 shares, which includes the 2,825,758 shares of Company common stock which were outstanding immediately prior to the merger (and which continue to remain outstanding after the merger) plus the 536,310 shares of Company common stock issued in the merger. The source of the $2.4 million of funds used by the Company in the merger consisted of dividends received by the Company from its subsidiary banks. The description of the merger transaction contained herein is qualified in its entirety by reference to the Registration Statement on the Form S-4 relating to the merger (File No. 333-98991), which was effective September 16, 2002.

Item 7.  Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired: None.

     (b)  Pro Forma Financial Information: None

     (c)  Exhibits: Press Release dated January 2, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James H. White

James H. White Chairman of the Board

Date:  January 2, 2003

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